Exhibit 10.14

FOREST CITY REALTY TRUST, INC.
PERFORMANCE SHARES AGREEMENT

WHEREAS, ________________ (the “Grantee”) is an employee of Forest City Realty Trust, Inc. (the “Company”) or one of its Subsidiaries; and
WHEREAS, the grant of Performance Shares was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Company that was duly adopted on ___________ (the “Date of Grant”), and the execution of a Performance Shares Agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Committee that was duly adopted on the Date of Grant; and
WHEREAS, on the Date of Grant the Committee also approved a Statement of Performance Goals (the “Statement of Performance Goals”) setting forth the goals required to be achieved in order for the Grantee to earn some or all of the Performance Shares, up to a maximum of ________% of the Target Performance Shares (as defined below).
NOW THEREFORE, pursuant to the Company’s 1994 Stock Plan (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to Grantee, effective as of the Date of Grant, the grant of _______________ Performance Shares (the “Target Performance Shares”).
NOW, THEREFORE, the Company and the Grantee hereby agree as follows:
1.    Definitions.
All terms used herein with initial capital letters that are defined in the Plan shall have the meanings assigned to them in the Plan, and the following additional terms, when used herein with initial capital letters, shall have the following meanings:
(a)    “Cause” shall have the meaning assigned to such term in the Grantee’s employment agreement with the Company or a Subsidiary, or if there is no such employment agreement that defines such term, “Cause” means the Grantee’s gross neglect of duty, dishonesty, conviction of a felony, disloyalty, intoxication, drug addiction or other similar misconduct adverse to the best interests of the Company.
(b)    “Disability” means disability as defined under the Long Term Disability Plan of the Company (or a Subsidiary, as applicable), as amended from time to time.
(c)    “Management Objectives” means the relative total shareholder return calibrations established by the Committee for the Grantee for the Performance Period covered by this Agreement as set forth in the Statement of Performance Goals. The total number of Performance Shares to be earned by the Grantee shall be determined using the schedules for relative total shareholder return set forth on the Statement of Performance Goals.
(d)    “Performance Period” means the period of three years commencing on ________________ and ending on ____________________.

2.    Earn-Out of Performance Shares.
(a)    Grantee shall be entitled to receive payment with respect to the Target Performance Shares:
(i)    Subject to Section 3 hereof, only if Grantee remains in the continuous employ of the Company or a Subsidiary during the entire Performance Period;
(ii)    On the basis of the Grantee’s Grant Tier without regard to any changes in the Grantee’s position with the Company or a Subsidiary (e.g., a promotion or demotion) during the Performance Period; and
(iii)    Based on the actual performance of the Company during the Performance Period measured against the goals relating to the Management Objectives set forth on the Statement of Performance Goals.
(b)    In no event shall the Grantee earn (i) more than ________% of the Target Performance Shares or (ii) any Target Performance Shares if the actual results achieved fall below the threshold level with respect to all of the Management Objectives established for the Grantee for the Performance Period.
(c)    Any fraction of a Performance Share resulting from the calculations required in connection with this Agreement shall be rounded down to the nearest full Share.
(d)    Following the Performance Period, the Committee shall determine in writing whether and to what extent the goals relating to the Management Objectives have been satisfied for the Performance Period and shall determine in writing the number of Performance Shares that shall have become earned hereunder. It is intended that any Performance Shares payable under this Agreement will qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code (or otherwise be exempt from the application of Section 162(m) of the Code), and this Agreement shall be interpreted and administered in accordance with such intent. In that regard, the Committee may not make any adjustments with respect to the Performance Shares that would result in the loss of the otherwise available exemption of the Performance Shares under Section 162(m)(4)(C) of the Code.
3.    Pro Rata Earning of Performance Shares on Death, Disability, Retirement or Involuntary Termination Without Cause. Notwithstanding Section 2 hereof:
(a)    If the Grantee’s employment with the Company and its Subsidiaries terminates during the Performance Period and at least one year after the beginning of the Performance Period due to the Grantee’s death or Disability, the Grantee shall become vested and eligible to receive payment of a portion of the Performance Shares, pro-rated based on the number of whole months that the Grantee was employed by the Company or any Subsidiary during the Performance Period. Any pro-rated Performance Shares payable pursuant to this Section 3(a) shall be determined based upon the Target Performance Shares and shall be paid to the Grantee (or to the Grantee’s estate in the event of death) within sixty (60) days following termination of employment.

(b)    If the Grantee’s employment with the Company and its Subsidiaries terminates during the Performance Period and either (i) at least one year after the beginning of the Performance Period due to the Grantee’s Retirement, or (ii) at least eighteen months after the beginning of the Performance Period due to the termination of the Grantee’s employment by the Company or a Subsidiary without Cause (and not due to death or Disability), the Grantee shall become vested and eligible to receive payment of a portion of the Performance Shares, pro-rated based on the number of whole months that the Grantee was employed by the Company or any Subsidiary during the Performance Period. Any pro-rated Performance Shares payable pursuant to this Section 3(b) shall be determined based upon actual performance through the end of the Performance Period (as determined by the Committee pursuant to Section 2 hereof) and shall be paid at the time provided in Section 5 hereof.
4.    Forfeiture of Award. Except to the extent Grantee has earned the right to receive payment for Performance Shares pursuant to Section 2 or 3 hereof, Grantee’s right to receive payment shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or a Subsidiary prior to the last day of the Performance Period.
5.    Payment of Performance Shares. Except as otherwise provided pursuant to Section 3(a), Performance Shares earned as provided in Section 2 or 3 hereof shall be paid to Grantee or his or her executor or administrator, as the case may be, in Shares within two and one-half months after the end of the Performance Period.
6.    Transferability. Grantee’s right to receive any Performance Shares shall not be transferable nor assignable by Grantee other than by will or by the laws of descent and distribution.
7.    Right to Terminate Employment. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Grantee.
8.    Taxes and Withholding. To the extent the Company or any Subsidiary is required to withhold any taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the statutory minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact to the Company or a Subsidiary. If the Company or any Subsidiary is required to withhold any taxes other than in connection with the delivery of Shares under this Agreement, then the Company or affiliate (as applicable) shall have the right in its sole discretion to require the Grantee to pay or provide for payment of the required tax withholding, or to deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).

9.    Payment of Dividends. No dividends shall be accrued or earned with respect to any Performance Shares until such Performance Shares are earned and paid to the Grantee as provided in this Agreement.
10.    Adjustments. The number and kind of Shares subject to this Agreement shall be subject to adjustment as provided in Section 12-A of the Plan.
11.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement be exempt from, or comply with, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
12.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws with respect to the Performance Shares; provided, however, that notwithstanding any other provision of this Agreement, no Performance Shares shall be paid if the payment thereof would result in a violation of any such law.
13.    Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, the Grantee may be required to forfeit any or all of the Performance Shares and repay any or all of the Shares acquired hereunder pursuant to the terms of any applicable compensation recovery (or “clawback”) policy maintained by the Company or a Subsidiary from time to time, as any such policy may be amended, including, but not limited to, any amendment adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities Exchange Commission or applicable securities exchange.
14.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent (provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code).
15.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with the grant of Performance Shares.
17.    Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
18.    Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the internal substantive laws of the State of Maryland, without giving effect to the principles of conflict of laws thereof.
19.    Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to Grantee shall be addressed to Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
The undersigned Grantee hereby accepts the award of Performance Shares granted pursuant to this Agreement, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.
____________________________________
[Name]

Date:________________________________

Executed in the name and on behalf of the Company at Cleveland Ohio as of the _________ day of _____________, _________.
FOREST CITY REALTY TRUST, INC.

By:
Name:
Title:

1009920.3